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                         SUBSIDIARIES OF THE REGISTRANT

The following is a list of all subsidiaries, including the jurisdiction under which each was organized:

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               Subsidiary                     Jurisdiction

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  Lindal Homes South Pacific, Inc. (a)        Hawaii
  Lindal Cedar Homes, M.W., Inc. (a)          Michigan
  Justus Log Homes, Inc. (a)                  Washington
  Lindal Holdings, Inc. (a)                   Washington
  Lindal Cedar Homes, Ltd. (d)                British Columbia, Canada
  Camida Timber Ltd. (c)                      British Columbia, Canada
  WindowVisions, Inc. (a)                     Washington
  WDK, Ltd. (b)                               Washington


  (a)  Wholly-owned subsidiary

  (b)  Wholly-owned subsidiary of Justus Log Homes, Inc.

  (c)  50% owned subsidiary of Lindal Cedar Homes, Ltd.

  (d)  Wholly-owned subsidiary of Lindal Holdings, Inc.

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